EXHIBIT 8.1

                                                                     Exhibit 8.1


                                                               September __,1996


Consumer Portfolio Services, Inc.
2 Ada (Suite 100)
Irvine, CA 92718

CPS Receivables Corp.
2 Ada (Suite 100)
Irvine, CA 92718


           Re:       Consumer Portfolio Services, Inc.
                     Registration Statement on Form S-3 (No. 333-09343)

Ladies and Gentlemen:

     We have acted as special counsel to CPS Receivables Corp., a California corporation (the "Seller"), and Consumer Portfolio Services, Inc., a California corporation ("CPS"), in connection with the above-referenced Registration Statement (together with the exhibits and any amendments thereto, the "Registration Statement") filed by the Servicer with the Securities and Exchange Commission in connetion with the registration by the Servicer of Asset Backed Certificates (the "Certificates") to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Supplements (each, a "Prospectus Supplement") to the Prospectus (the "Prospectus") included in the Registration Statement.

     In connection with our engagement, we have examined and relied upon (i) the Prospectus, (ii) the Pooling and Servicing Agreement filed as an exhibit to the Registration Statement, and (iii) such other documents as we have deemed necessary. In addition, we have examined and considered executed originals or counterparts, or certified or other copies identified to our satisfaction as being true copies of such certificates, instruments, documents and other corporate records of the Seller and such matters of fact and law as we have deemed necessary for the purposes of the opinion expressed below. Capitalized terms

The Parties Listed on
  Schedule I attached hereto
September __, 1996
Page 3


used and not otherwise defined herein have the meanings given to them in the Pooling and Servicing Agreement.

     In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and representatives of the Seller, CPS, and others.

     In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, regulations, and such other authorities, all in effect on the date this opinion letter is delivered, as we have deemed appropriate. The statutory provisions, regulations, interpretations and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the Internal Revenue Service ("IRS"). No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

     We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

     Based on and subject to the foregoing and assuming that the Pooling and Servicing Agreement is executed and delivered in substantially the form we have examined, we hereby confirm that the statements described to be our legal opinions in the Prospectus under the heading "Certain Federal Income Tax Consequences" constitute our opinions as to the material federal income tax consequences discussed therein. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

The Parties Listed on
  Schedule I attached hereto
September __, 1996
Page 4

     Except for the opinion expressed above, we express no opinion as to any other tax consequences of the transaction to any party under federal, state, local, or foreign laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the headings "Summary -- Tax Status" and "Certain Federal Income Tax Consequences" in the Prospectus.


                                                               Very truly yours,